Item 6. (a)

                                   EXHIBIT 11

                 Statement Re Computation of Earnings Per Share
              (dollars in thousands, except for Earnings Per Share)

                                                             Quarter Ended
                                                                March 31,
                                                        ------------------------
                                                          1997            1996
                                                        --------        --------
Net income                                              $  4,808        $  4,160
Less:  Preferred stock dividend                               43              43
                                                        --------        --------
Net income applicable to common stock                   $  4,765        $  4,117
                                                        ========        ========

Weighted average common shares                           929,222         940,893
outstanding

Earnings per common share                               $   5.13        $   4.38